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                                                                  EXHIBIT 10.30

                                  CHIROPRACTOR
                              EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the _______ day of ____________________________, 19______, by and between
((CWMC_Name)), a ((State)) corporation with an office at ((Address1)), ((City)), ((State)) ((PostalCode)) ("Employer"), and ((FirstName)) ((LastName)), D.C., an individual residing at ((Address2)) ("Employee").

                              W I T N E S S E T H:

         WHEREAS Employer is a corporation duly licensed in the State of ((State)) and which provides healthcare services at its office located at ((Address1)), ((City)), ((State)) ((PostalCode)) (the "Office") and

         WHEREAS Employer wishes to employ Employee, an individual who is actively practicing and is duly licensed to provide chiropractic services in the State of ((State)), as an employee of Employer to provide chiropractic services subject to the rules thereof and the standards of the profession in effect in the State of ((State)), and

         WHEREAS Employee desires to render such services to Employer,

         NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties hereto hereby agree as follows:

SECTION I - REPRESENTATIONS

         1. Representations. Upon the terms and subject to the conditions set forth herein, Employer hereby employs Employee as a licensed chiropractor and Employee hereby accepts such employment and represents to Employer that he/she is presently licensed and qualified to engage in the practice of chiropractic in the State of ((State)).


         2. Independent Judgement. Although Employee is an employee of Employer under the terms of this Agreement, Employee shall retain independent discretion and exercise independent judgement in the manner and means of providing services in regard to the diagnosis and treatment of patients treated.

         3. Professional Conduct. Employee will at all times conduct himself/herself in compliance with all federal, state and local laws, rules and regulations, canons of professional ethics, and the non-chiropractic rules and regulations of the Employer.

SECTION II - SCOPE OF DUTIES

         1. Services. Employee will render his/her services to Employer as a licensed chiropractor and in such capacity he/she shall perform such duties as are customary in the practice of chiropractic and as are assigned to him/her from time to time by Employer. Such duties shall include but not be limited to conducting office examinations and consultations, obtaining such continuing professional education as is necessary to maintain professional qualifications, and performing evening and weekend on-call coverage as shall be reasonably assigned to him.

         2. Billing. The Employer shall perform, or cause to have performed, billing and collection functions for all services provided by the Employee. The Employee hereby authorizes the Employer to accept, or refuse to accept, on Employee's behalf, any assignment of insurance benefits from any patient receiving service from the Employee pursuant to this Agreement. At Employer's request, Employee shall list and designate with such insurance or third party payor the Employer's address and designated officer as the sole address to which all payment(s) or payment voucher(s) for services performed by the Employee shall be mailed. This Agreement constitutes an assignment by the Employee to the Employer of all funds owing or collected for services rendered by the Employee pursuant to this Agreement (the "Receivables") so long as such assignment is not in violation of any law or statute. The Employee shall take all steps necessary to assist in the billing and collection of funds due for services rendered by the Employee. All funds collected with respect to services provided pursuant to this Agreement shall be the exclusive property of the Employer.

         3. Post-Termination Cooperation. For a period of two (2) years after termination of this Agreement, Employee shall cooperate fully and assist Employer in efforts to collect all Receivables for services performed by Employee while employed by Employer, including without limitation, transferring all funds actually paid or made payable to Employee with respect to such Receivables, and appearing in any court of law within which any cause of action is brought to seek enforcement of Employer's right to collect on any and all such Receivables. Employee agrees to notify Employer, in writing, of a change of address of Employee's business or residence during such two (2) year period so that Employer will be able to locate Employee to enforce the terms of this Section. Employee shall receive up to two hundred and fifty dollars ($250.00) per day for providing assistance under the terms of this Section and, in addition, Employer shall reimburse Employee for all reasonable costs and expenses incurred by Employee, as approved in advance in writing by Employer, relating to such assistance. The terms and conditions of this Section shall survivetermination of this Agreement.

SECTION III - TERM OF EMPLOYMENT

         1. Term. The term of employment under this Agreement (the "Employment Term") shall be for the one-year period commencing the date hereof, unless earlier terminated under the terms hereof; provided, that Employee must complete and submit any credentialling application provided to Employee by Employer in order for this Agreement to become effective and for the Employment Term to commence.

         2. Probationary Term. During the first one hundred twenty (120) days of the Employment Term of this Agreement, Employee acknowledges and agrees that he/she shall be on probation, and that during such time period or within fifteen (15) days after the conclusion of such probationary period, this Agreement may be terminated at the sole discretion of Employer with or without cause. Thereafter, this Agreement shall remain in effect for the term set forth in Section III 1 hereof, unless earlier terminated as provided for herein.

SECTION IV - COMPENSATION AND BENEFITS

         1.Compensation. Employee shall be compensated at a rate of $_____________ per ___________less any appropriate deductions, payable as earned, payable in accordance with Employer's normal payroll policies, during the term of this Agreement (the "Salary").

         2. Benefits. Employee shall be entitled to those benefits, if any, as described in Exhibit "A" attached hereto.

         3. Sole Benefits. Employee acknowledges that the compensation and benefits established pursuant to this Section shall be the sole consideration provided by Employer for the services provided under the terms of this Agreement. Employee shall not solicit or accept payment from any patient, government entitlement program or third party payor for services rendered pursuant to this Agreement.

         4. Reimbursement. Expenses incurred by Employee on Employer's behalf at Employer's discretion shall be reimbursed in full where approved in writing, in advance. In the event an expense paid on behalf of, or reimbursement contributed to, Employee is determined not to be an allowable tax deduction or credit of Employer and such determination is acceded to by Employer or rendered final by the state or federal taxing authority or court with final jurisdiction, Employee shall, forthwith, upon ten (10) days' prior written notice and without regard to whether this Agreement shall then be terminated, reimburseEmployer for the full amount of the out-of-pocket loss incurred by Employer as a result of any such disallowance.
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SECTION V - INSURANCE

         1. Malpractice Insurance. Employer shall at its own cost and expense, provide and keep in force a malpractice insurance policy or policies of standard form in the State of ((State)), with limits of not less than One Million ($1,000,000.00) Dollars per occurrence and Three Million
($3,000,000.00) Dollars in the aggregate.

SECTION VI - PATIENT RELATIONSHIP

         1. Confidential Information. Employee acknowledges and agrees that he/she will have access to certain confidential information and trade secrets of the Employer and that such information constitutes valuable, sole, special and unique property of Employer. Employee further acknowledges and agrees that Employee will not, at any time during or after the term hereof, in any fashion, form, or manner either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation in any manner whatsoever, the terms and conditions of this Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including, without limiting the foregoing, the names of patients, the prices which Employer pays for goods and services and/or sells goods or services, Employer's manner of operation of Employers business or its plans or processes, or any other data or information of any kind, nature or description which affects or relates to Employer's business without regard to whether any or all of the foregoing would be deemed confidential information or a trade secret under applicable state law ("Confidential Information").

         2. Patient Accounts. All patients shall be and remain the patients of Employer provided that Employee shall exercise independent responsibility for the care and treatment of such individuals to the extent professional services are rendered pursuant to this Agreement. In the event any patient is deemed by operation of law or otherwise to be patient of Employee, Employee shall and hereby does (i) irrevocably assign all Receivables from the treatment of such individuals to Employer, and (ii) irrevocably appoints Employer as the agent and true and lawful attorney-in-fact, with full power of assignment and substitution where legally permissible, to bill patients on Employee's behalf; to collect Receivables from all payors; and to take possession of and endorse in Employee's name, all notes,drafts or instruments received by way of payment for such services (except where prohibited by law or regulation).

                 (a) Employee agrees that each patient account has a reasonable value to Employer of five thousand dollars ($5,000.00), and for each record, or any portion thereof, which Employee attempts to obtain and/or actually does obtain in contravention of this Section, the sum of Five Thousand dollars ($5,000.00) shall be paid to Employer as liquidated damages. The referenced sum shall be due and payable immediately upon the date of the violation or attempted violation of this Section, with such sum to bear interest at the maximum allowable legal rate from the due date to the actual date of payment in full.

                 (b) Paragraph VI 2a notwithstanding, Employee shall maintain adequate and complete records with regard to services rendered to patients. Upon the termination of Employee's employment hereunder, all patient files, records and charts shall remain with Employer, and Employee shall have no right to retain such materials; provided, however, that nothing herein contained shall be construed to prevent any patient from requesting transfer of his/her records to Employee upon the termination of this Agreement, and such materials or photocopies thereof shall be delivered to Employee upon the written request of the subject patient, which request shall be honored promptly upon the payment to Employer by Employee of all reasonable costs, if any, for reproduction and mailing of any such materials. Employer will send invoices to all patients for any services rendered by Employee prior to termination of his/her employment hereunder, and Employer will have the right to collect the full amounts thereof for its own account.

SECTION VII - COVENANTS NOT TO COMPETE OR SOLICIT.

         1. Confidential Information. Employee acknowledges and agrees that he will have access to certain confidential information and trade secrets of the Employer and that such information constitutes valuable, sole, special and unique property of Employer. Employee further acknowledges and agrees that Employee will not, at any time during or after the term hereof, in any fashion, form, or manner either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation in any manner whatsoever, the terms and conditions of this Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including, without limiting the foregoing, the names of patients, the prices which Employer pays for goods and services and/or sells goods or services, Employer's manner of operation of Employers business or its plans or processes, or any other data or information of any kind, nature or description which affects or relates to Employer's business without regard to whether any or all ofthe foregoing would be deemed confidential information or a trade secret under applicable state law ("Confidential Information"). During such period, Employer shall be deemed to have a vital and protectable interest in such information and shall be entitled to injunctive relief if necessary to protect against and remedy wrongful disclosure or use of such information.

         2. Irreparable Damage. The parties hereto acknowledge and agree that consideration has been given to the nature and scope of the business and activities of both the Employee and the Employer and that the covenants contained in this Paragraph 8 concerning territorial, substantive and time limitations are in all respects fair and reasonable in view of the facts involved. In the event that any court shall determine that the time, substantive and territorial limitations contained herein are not fair and reasonable, this Agreement shall nevertheless be enforced as to such time, substantive and territorial limits as are reasonable.

         3. Injunctive Relief. The parties further agree that in the event of the breach of any provision of this Agreement, and particularly Paragraph 8 hereof, each party shall be entitled to a permanent injunction or similar court order enjoining the breaching party from acting in a fashion contrary to Paragraph 8 and that pending such determination the breaching party shall accede to a temporary restraining order, without prejudice to any other rights that the non-breaching party may have, all at the breaching party's expense.

         4. Independent Agreement. The covenants contained in this Paragraph shall be construed as an independent agreement and the existence of any claim which the breaching party may have against the non-breaching party will not constitute a defense to the enforcement by the non-breaching party.

         5. Continuation of Chiropractic Practice. All the foregoing notwithstanding, Employee may, at his discretion, reactivate his own chiropractic practice at any location upon termination of this Agreement for any reason whatsoever. The Employee may also continue to maintain and advertise his own telephone number at his own personal cost and expense during the term of this Agreement and may continue to so use said telephone number upon termination of this Agreement. This provision shall survive the termination of this Agreement.

SECTION VIII - TERMINATION OF EMPLOYMENT

         1. Disability of Employee. Notwithstanding anything in this Agreement to the contrary, Employer is hereby given the option to terminate Employee's employment in the event that Employee, during theemployment term hereunder, becomes disabled to the extent that he/she is unable fully to perform his/her customary duties hereunder ("Disability"). Such option shall be exercised by Employer by giving notice, pursuant to Section IX 4 herein, to Employee of Employer's intention to terminate Employee's employment due to his/her Disability. Such termination shall take place on the fifteenth (15th) day following the mailing of such notice.

         For purposes of this Agreement, Employee shall be deemed to have become Disabled if, during the term of his/her employment hereunder, he/she is disabled as defined in Employer's disability plan, if any; provided, however, in the event that Employer does not maintain a disability plan, then to establish a status of Disability there must be a written certification of such Disability by a qualified medical doctor agreed to by Employer and Employee. In the absence of agreement, each party shall nominate a qualified medical doctor
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and the two doctors shall select a third doctor, who shall make the determination as to the Employee's Disability.

         2. Termination by Employer for Cause. Notwithstanding any other provision of this Agreement, Employer may terminate Employee's employment for cause immediately upon the determination and notification to Employee thereof ("Cause Termination Date"). Upon such determination and notification, Employee's right to receive the Salary shall cease, and Employee shall be entitled to receive only such Salary as shall have been earned through the period ending with the Cause Termination Date.

         The term "Cause" as used herein shall mean that Employee (i) has committed a serious act (such as embezzlement) against Employer, with the intention of enriching himself/herself at the expense of Employer, or has failed to substantially perform his/her duties and responsibilities hereunder or otherwise committed a material breach of any of the terms of this Agreement, or has been convicted of any criminal act involving moral turpitude; or (ii) has been found, in the reasonable belief of Employer, to suffer chronic dependency on drugs or alcohol; or (iii) in carrying out his/her duties hereunder, has committed gross neglect or gross misconduct; or (iv) has become legally disqualified to practice chiropractic in the State of ((State)), or has been put on probation by the ((State)) State Board of Chiropractic Examiners, or has had his/her license to practice chiropractic in the State of ((State)) suspended or revoked; or (v) is unable to obtain chiropractic malpractice insurance covering his/her professional conduct, in coverage amounts and/or with insurance carriers acceptable to Employer and upon such terms as are acceptable to the Employer or (iv) there has occurred a material adverse change in the business or economic prospects of Employer as determined solely by Employer; or(vii) Employer has ceased providing services at the Office and Employee's services are not required at any Other Location.

         3. Voluntary Termination. Either Employer or Employee may terminate the employment relationship provided for under the terms of this Agreement, for any reason and at any time during the Employment Term, on no less than thirty
(30) days prior written notice to the other party hereto, with the last day of such notice period (unless such period shall be shortened or extended by mutual agreement) being the Termination Date. In the event of such voluntary termination, Employee shall receive a pro rata portion of the Salary, and pay for accrued but unused vacation days, through and including the Termination Date. Any rights and benefits Employee may have under any employee benefit plans and programs of Employer shall be determined in accordance with the terms of such plans and programs.

SECTION IX - MISCELLANEOUS

         1. Specific Performance. It is agreed that any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the other party, and recourse to injunction and/or specific performance, as well as to all other legal or equitable remedies to which such injured party may be entitled, will be authorized under such circumstances.

         2. Indemnity.    Employee hereby agrees to indemnify, defend and hold
Employer harmless from and against any an all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees which arise out of or relate to any breach by Employee of any of the terms and conditions in this Agreement; any negligent or intentional wrongful act of Employee; any act or omission of Employee which constitutes professional negligence; or any other act of Employee not authorized under the terms of this Agreement. If Employer or any of its shareholders or affiliates is made a party to litigation or obligation or otherwise incurs any loss or expense as a result of Employee's activities unconnected with Employer's business, Employee shall forthwith upon demand, reimburse Employer or such individuals for any and all expenses incurred as a result thereof.

         3. Waiver of Breach. The parties understand and intend that each restriction agreed to by Employee under the terms of this Agreement shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceability of the remaining restrictions. It is further understoodthat one or more, or all of such restrictions, may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Agreement shall be deemed a waiver of any future breach. Employee hereby acknowledges that he/she is fully cognizant of the restrictions set forth in this Agreement and agrees that these provisions shall survive the termination of this Agreement for any reason.

         4. Notices. Except as otherwise provided herein, all requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, by prepaid telex, telegram, facsimile ("FAX") or mailed first class, postage prepaid, certified United States Mail, return receipt requested, to the party who is to receive such notice, request, demand or communication at such party's address as set forth on the signature page hereof. Any party hereto may change its address for notice by giving to the other party written notice of such change. Any notice given hereunder shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex, telegram or FAX, twenty-four
(24) hours after sending, and (iii) if mailed, seventy-two (72) hours after the date of the mailing.

         5. Commitments Binding Only Upon Written Consent. Notwithstanding any provision herein to the contrary, it is expressly understood and agreed that Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without the prior written consent of Employer.

         6. Time of Essence. Time is of the essence in regard to the obligations established hereunder. The parties hereto agree that they shall cooperate in good faith to accomplish the objectives of this Agreement and, documents and take such further action as may be reasonably necessary to effectuate the terms, conditions and purposes of this Agreement.

         7. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         8. Successors and Assigns. The provisions of this Agreement are intended only for the regulation of relations among the parties hereto. This Agreement is not intended for the benefit of creditors or other third parties, and no rights are granted to such individuals or entities except where expressly referenced herein. However, Employer may,in its sole discretion, assign this Agreement by sale or otherwise, and the benefits and obligations of this Agreement shall inure to its successors and/or assigns.

         9. Non-Exclusive Rights. The rights and the obligations of the Employer under this Agreement are non-exclusive, and this Agreement shall not be construed to prevent the Employer from simultaneously retaining, contracting with, or otherwise obtaining professional services from any other person or entity.

         10. Captions. The headings and captions herein are intended for convenience reference only, and shall not be deemed to be interpretative of the contents of such sections.

         11. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         12. Governing Law. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of ((State)) (without regard to the conflict of laws principles thereof).

         13. Arbitration. Any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration, which shall be conducted in the County of ((county)), State of ((State)), in accordance with the National Health Lawyer's Association
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("NHLA") Alternative Dispute Resolution Service Rules of Procedure for
Arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         14. No Act Contrary To Law. Nothing herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any statute, law, ordinance or regulation which is inconsistent with this Agreement, such statute, law, ordinance or regulation shall prevail, and, in such event, the provision herein in conflict automatically shall be curtailed, limited or eliminated to the extent necessary to bring it within legal limitations.



         IN WITNESS WHEREOF, the parties hereto have executed this document or caused its execution by a duly authorized officer, all as of the day and year first above written.



((CWMC_Name))



By:
   ------------------------------

         , President



Employee:



By:
    ------------------------------------------
         ((FirstName)) ((LastName)), ((Job))



Complete Wellness Centers, Inc.



By:
    ---------------------------------------
         E. Eugene Sharer, President

                                  EXHIBIT "A"